Exhibit (8)(d)(iii)
AMENDMENT TO
PARTICIPATION AGREEMENT
The Participation Agreement (the “Agreement”), dated as of April 1, 2001, by and among AIM Variable Insurance Funds, AIM Distributors, Inc.; Annuity Investors Life Insurance Company, and Great American Advisors, Inc., is hereby amended as follows:
     Effective March 31, 2008, AIM Distributors, Inc. name changed to Invesco Aim Distributors, Inc. All references to AIM Distributors, Inc. will hereby be deleted and replaced with “Invesco Aim Distributors, Inc.”
     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
Series I and II shares
AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Health Care Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. Global Real Estate Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund
SEPARATE ACCOUNTS UTILIZING THE FUNDS
•	Annuity Investors Variable Account A
•	Annuity Investors Variable Account B
•	Annuity Investors Variable Account C
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
•	The Commodore Nauticus Group Flexible Premium Deferred Variable Annuity
•	The Commodore Americus Individual Flexible Premium Deferred Variable Annuity
•	The Commodore Spirit Individual and Group Flexible Premium Deferred Annuity (f/k/a The Commodore Navigator Flexible Premium Deferred Variable Annuity)
•	The Commodore Advantage Individual and Group Flexible Premium Deferred Annuity
•	The Commodore Independence Individual and Group Flexible Premium Deferred Annuity
•	The Commodore Helmsman Individual Flexible Premium Deferred Variable Annuity

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS (cont’d)
•	The Commodore Majesty Individual Flexible Premium Deferred Variable Annuity
•	Flex(b) Individual Flexible Premium Deferred Variable Annuity
•	ContributorPlus Individual Flexible Premium Deferred Variable Annuity
•	Transition20 Individual Flexible Premium Deferred Variable Annuity
•	Access 100 Individual Flexible Premium Deferred Variable Annuity
•	TotalGroup Group Flexible Premium Deferred Variable Annuity
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: May 1, 2008

AIM VARIABLE INSURANCE FUNDS

Attest:	/s/ Peter Davidson	By:	/s/ Carolyn Gibbs

	Name: Peter Davidson		Name: Carolyn Gibbs
	Title: Assistant Secretary		Title: Assistant Vice President

INVESCO AIM DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson	By:	/s/ John S. Cooper

	Name: Peter Davidson		Name: John S. Cooper
	Title: Assistant Secretary		Title: President

ANNUITY INVESTORS LIFE INSURANCE COMPANY

Attest:	/s/ Donna Tarkington	By:	/s/ John P. Gruber

	Name: Donna Tarkington		Name: John P. Gruber
	Title: Administrative Coordinator		Title: Senior Vice President, General Counsel & Chief Compliance Officer

GREAT AMERICAN, ADVISORS, INC.

Attest:	/s/ Robin Fluharty	By:	/s/ James L. Henderson

	Name: Robin Fluharty		Name: James L. Henderson
	Title: Administrative Asst.		Title: President & CEO

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